Exhibit 16.1

May 2, 2006

Securities & Exchange Commission
Washington D.C. 20549

Dear Sir or Madam:

We have read Item 4.01 of the Form 8-K of Lakeside Mortgage Fund, LLC, dated May 2, 2006, and agree with the statements concerning our firm contained therein.

Very truly yours,

Nicholson & Olson